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                                 EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-12973) and Registration Statement on Form S-8 (No. 333-10317) of Patriot American Hospitality Inc., of our report dated February 13, 1997, (except as to Note 4, which is as of March 18, 1997) appearing on Page F-31 of this Annual Report on Form 10-K.


         PRICE WATERHOUSE LLP
         Miami, Florida
         March 20, 1997